Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-176700, 333-112899 and 333-193582) and on Form S-8 (No. 333-183648) of XPO Logistics, Inc. of our report dated March 18, 2014, relating to the consolidated financial statements of New Breed Holding Company and subsidiaries, which appears in the Current Report on Form 8-K/A of XPO Logistics, Inc. dated September 2, 2014.

/s/ PricewaterhouseCoopers LLP

Greensboro, North Carolina

November 3, 2014